SLM Student Loan Trust 2003-9
Quarterly Servicing Report
Report Date: 8/31/2004 Reporting Period: 6/1/04-8/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		5/31/2004	Activity	8/31/2004
A	i	Portfolio Balance	$1,280,661,936.70	($131,721,198.12)	$1,148,940,738.58
	ii	Interest to be Capitalized	17,485,603.83		16,324,887.71

	iii	Total Pool	$1,298,147,540.53		$1,165,265,626.29

	iv	Specified Reserve Account Balance	3,245,368.85		2,913,164.07

	v	Total Adjusted Pool	$1,301,392,909.38		$1,168,178,790.36

B	i	Weighted Average Coupon (WAC)	3.277%		3.230%
	ii	Weighted Average Remaining Term	123.44		122.46
	iii	Number of Loans	328,945		304,506
	iv	Number of Borrowers	188,764		176,211
	v	Aggregate Outstanding Principal Balance - T-Bill	$142,586,561.14		$119,219,640.21
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,155,560,979.39		$1,046,045,986.08

						% of		% of
	Notes			Spread	Balance 6/15/04	O/S Securities	Balance 9/15/04	O/S Securities
C	i	A-1 Notes	78442GHR0	0.010%	$55,641,909.38	4.276%	$—	0.000%
	ii	A-2 Notes	78442GHS8	0.040%	409,000,000.00	31.428%	331,427,790.36	28.371%
	iii	A-3 Notes	78442GHT6	0.110%	262,000,000.00	20.132%	262,000,000.00	22.428%
	iv	A-4 Notes	78442GHU3	0.200%	528,672,000.00	40.624%	528,672,000.00	45.256%
	vi	B Notes	78442GHV1	0.550%	46,079,000.00	3.541%	46,079,000.00	3.945%

	vii	Total Notes			$1,301,392,909.38	100.000%	$1,168,178,790.36	100.000%

	Reserve Account		6/15/2004	9/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$3,245,368.85	$2,913,164.07
	iv	Reserve Account Floor Balance ($)	$1,505,695.00	$1,505,695.00
	v	Current Reserve Acct Balance ($)	$3,245,368.85	$2,913,164.07

II. 2003-9 Transactions from: 5/31/2004 through: 8/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$130,294,935.94
	ii	Principal Collections from Guarantor	5,489,741.70
	iii	Principal Reimbursements	95,267.64
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$135,879,945.28

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$95,853.40
	ii	Capitalized Interest	(4,254,600.56)

	iii	Total Non-Cash Principal Activity	$(4,158,747.16)

C	Total Student Loan Principal Activity		$131,721,198.12

D	Student Loan Interest Activity
	i	Regular Interest Collections	$4,240,156.84
	ii	Interest Claims Received from Guarantors	170,980.46
	iii	Collection Fees/Returned Items	37,143.39
	iv	Late Fee Reimbursements	180,902.97
	v	Interest Reimbursements	101,348.57
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	430,396.04
	viii	Subsidy Payments	2,581,325.21

	ix	Total Interest Collections	$7,742,253.48

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(3,060.81)
	ii	Capitalized Interest	4,254,600.56

	iii	Total Non-Cash Interest Adjustments	$4,251,539.75

F	Total Student Loan Interest Activity		$11,993,793.23

G.	Non-Reimbursable Losses During Collection Period		$91,438.31

H.	Cumulative Non-Reimbursable Losses to Date		$180,108.25

III. 2003-9 Collection Account Activity 5/31/2004 through 8/31/2004

A	Principal Collections
	i	Principal Payments Received	$17,493,193.00
	ii	Consolidation Principal Payments	$118,291,484.64
	iii	Reimbursements by Seller	7,433.96
	iv	Borrower Benefits Reimbursed	58,326.25
	v	Reimbursements by Servicer	12,555.94
	vi	Re-purchased Principal	16,951.49

	vii	Total Principal Collections	$135,879,945.28

B	Interest Collections
	i	Interest Payments Received	$6,326,763.95
	ii	Consolidation Interest Payments	$1,096,094.60
	iii	Reimbursements by Seller	(92.90)
	iv	Borrower Benefits Reimbursed	97,590.77
	v	Reimbursements by Servicer	3,560.82
	vi	Re-purchased Interest	289.88
	vii	Collection Fees/Returned Items	37,143.39
	viii	Late Fees	180,902.97

	ix	Total Interest Collections	$7,742,253.48

C	Other Reimbursements		$20,171.18

D	Reserves in Excess of the Requirement		$332,204.78

F	Administrator Account Investment Income		$0.00

G	Investment Earnings for Period in Trust Accounts (VI-D)		$238,705.62

H	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$144,213,280.34
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,916,135.47)
I	NET AVAILABLE FUNDS		$142,297,144.87

J	Servicing Fees Due for Current Period		$881,121.08

K	Carryover Servicing Fees Due		$—

L	Administration Fees Due		$20,000.00

M	Total Fees Due for Period		$901,121.08

IV. 2003-9 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004	5/31/2004	8/31/2004
INTERIM:
In School
Current	2.820%	2.770%	111,001	94,431	33.745%	31.011%	$428,835,936.51	$352,396,337.85	33.485%	30.671%

Grace
Current	2.820%	2.770%	43,545	37,684	13.238%	12.375%	$173,945,140.39	$164,324,237.47	13.582%	14.302%

TOTAL INTERIM	2.820%	2.770%	154,546	132,115	46.982%	43.387%	$602,781,076.90	$516,720,575.32	47.068%	44.974%
REPAYMENT
Active
Current	3.859%	3.778%	84,519	82,887	25.694%	27.220%	$350,621,491.29	$319,013,821.47	27.378%	27.766%
31-60 Days Delinquent	3.758%	3.597%	8,836	11,007	2.686%	3.615%	$31,754,829.47	$37,551,317.97	2.480%	3.268%
61-90 Days Delinquent	3.705%	3.686%	6,885	5,482	2.093%	1.800%	$23,225,792.83	$18,711,386.98	1.814%	1.629%
91-120 Days Delinquent	3.758%	3.668%	4,082	3,742	1.241%	1.229%	$14,024,168.47	$11,920,649.41	1.095%	1.038%
> 120 Days Delinquent	3.653%	3.629%	11,976	12,760	3.641%	4.190%	$35,575,516.06	$38,199,208.30	2.778%	3.325%

Deferment
Current	3.035%	2.974%	27,840	28,050	8.463%	9.212%	$104,678,752.51	$98,650,804.32	8.174%	8.586%

Forbearance
Current	3.703%	3.643%	29,426	26,537	8.946%	8.715%	$115,502,803.19	$102,984,569.84	9.019%	8.963%

TOTAL REPAYMENT	3.682%	3.604%	173,564	170,465	52.764%	55.981%	$675,383,353.82	$627,031,758.29	52.737%	54.575%
Claims in Process (1)	3.752%	3.817%	834	1,926	0.254%	0.632%	$2,493,527.77	$5,188,404.97	0.195%	0.452%
Aged Claims Rejected (2)	3.420%	0.000%	1	0	0.000%	0.000%	$3,978.21	$0.00	0.000%	0.000%
GRAND TOTAL	3.277%	3.230%	328,945	304,506	100.000%	100.000%	$1,280,661,936.70	$1,148,940,738.58	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2003-9 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.069%	164,939	$515,083,592.28	44.831%
- GSL - Unsubsidized	3.015%	113,130	$452,545,660.89	39.388%
- PLUS Loans	4.193%	25,998	$179,041,669.04	15.583%
- SLS Loans	5.509%	439	$2,269,816.37	0.198%

- Total	3.230%	304,506	$1,148,940,738.58	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.209%	238,865	$982,180,350.63	85.486%
-Two Year	3.306%	49,573	$123,377,581.80	10.738%
-Technical	3.495%	16,060	$43,353,649.95	3.773%
-Other	4.371%	8	$29,156.20	0.003%

- Total	3.230%	304,506	$1,148,940,738.58	100.000%

*Percentages may not total 100% due to rounding.

VI. 2003-9 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$7,585,479.43
B	Interest Subsidy Payments Accrued During Collection Period			2,333,124.36
C	SAP Payments Accrued During Collection Period			1,316,630.69
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)			238,705.62
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00

F	Net Expected Interest Collections			$11,473,940.10

G	Interest Rate Cap Payments Due to the Trust
			CAP

	i	Cap Notional Amount	$115,000,000.00
	ii	Libor	1.52000%
	iii	Cap %	5.00000%
	iv	Excess Over Cap ( ii-iii)	0.00000%
	v	Cap Payments Due to the Trust	$0.00

VII. 2003-9 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.003910000	(6/15/04—9/15/04)	1.53000%
B	Class A-2 Interest Rate	0.003986667	(6/15/04—9/15/04)	1.56000%
C	Class A-3 Interest Rate	0.004165556	(6/15/04—9/15/04)	1.63000%
D	Class A-4 Interest Rate	0.004395556	(6/15/04—9/15/04)	1.72000%
F	Class B Interest Rate	0.005290000	(6/15/04—9/15/04)	2.07000%

VIII. 2003-9 Inputs From Original Data 5/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,280,661,936.70
	ii	Interest To Be Capitalized	17,485,603.83

	iii	Total Pool	$1,298,147,540.53
	iv	Specified Reserve Account Balance	3,245,368.85

	v	Total Adjusted Pool	$1,301,392,909.38

B	Total Note and Certificate Factor		0.85575673426
C	Total Note Balance		$1,301,392,909.38

D	Note Balance 6/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.2023342159	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$55,641,909.38	$409,000,000.00	$262,000,000.00	$528,672,000.00	$46,079,000.00
E	Note Principal Shortfall		$3,458,505.06	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$3,245,368.85
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-9 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Section III-J)		$142,297,144.87	$142,297,144.87

B	Primary Servicing Fees-Current Month		$881,121.08	$141,416,023.79

C	Administration Fee		$20,000.00	$141,396,023.79

D	Noteholder’s Interest Distribution Amount

	i	Class A-1	$217,559.87	$141,178,463.92
	ii	Class A-2	$1,630,546.76	$139,547,917.16
	iii	Class A-3	$1,091,375.56	$138,456,541.60
	iv	Class A-4	$2,323,807.15	$136,132,734.45
	vi	Class B	$243,757.91	$135,888,976.54

	vii	Total Noteholder’s Interest Distribution	$5,507,047.25

E	Noteholder’s Principal Distribution Amount Paid

	i	Class A-1	$55,641,909.38	$80,247,067.16
	ii	Class A-2	$77,572,209.64	$2,674,857.52
	iii	Class A-3	$0.00	$2,674,857.52
	iv	Class A-4	$0.00	$2,674,857.52
	vi	Class B	$0.00	$2,674,857.52

	vii	Total Noteholder’s Principal Distribution	$133,214,119.02

F	Increase to the Specified Reserve Account Balance		$0.00	$2,674,857.52

G	Floating Rate Swap Payment Reimbursement		$0.00	$2,674,857.52

H	Carryover Servicing Fees		$0.00	$2,674,857.52

I	Excess to Certificate Holder		$2,674,857.52	$—

X. 2003-9 Distributions

A	Distribution Amounts			Class A-1	Class A-2		Class A-3		Class A-4		Class B
	i ii	Quarterly Interest Due Quarterly Interest Paid		$217,559.87 217,559.87		$1,630,546.76 1,630,546.76	$ $	1,091,375.56 1,091,375.56	$ $	2,323,807.15 2,323,807.15	$243,757.91 243,757.91

	iii	Interest Shortfall		$0.00		$0.00		$0.00		$0.00	$0.00

	vii	Quarterly Principal Due		$55,641,909.38		$77,572,209.64		$0.00		$0.00	$0.00
	viii	Quarterly Principal Paid		55,641,909.38		77,572,209.64		0.00		0.00	0.00

	ix	Quarterly Principal Shortfall		$—		$0.00		$0.00		$0.00	$0.00

	x	Total Distribution Amount		$55,859,469.25		$79,202,756.40		$1,091,375.56		$2,323,807.15	$243,757.91

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 8/31/04		$1,301,392,909.38
	ii	Adjusted Pool Balance 8/31/04		1,168,178,790.36

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$133,214,119.02

	iv	Adjusted Pool Balance 5/31/04		$1,301,392,909.38
	v	Adjusted Pool Balance 8/31/04		$1,168,178,790.36

	vi	Current Principal Due (iv-v)		$133,214,119.02
	vii	Principal Shortfall from previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$133,214,119.02

	ix	Principal Distribution Amount Paid		$133,214,119.02

	x	Principal Shortfall (viii-ix)		$—

C		Total Principal Distribution		$133,214,119.02
D		Total Interest Distribution		5,507,047.25

E		Total Cash Distributions		$138,721,166.27

F	Note Balances			6/15/2004		9/15/2004
	i	A-1 Note Balance A-1 Note Pool Factor	78442GHR0	$55,641,909.38 0.2023342159	$	— 0.0000000000

	ii	A-2 Note Balance A-2 Note Pool Factor	78442GHS8	$409,000,000.00 1.0000000000		$331,427,790.36 0.8103368957

	iii	A-3 Note Balance A-3 Note Pool Factor	78442GHT6	$262,000,000.00 1.0000000000		$262,000,000.00 1.0000000000

	iv	A-4 Note Balance A-4 Note Pool Factor	78442GHU3	$528,672,000.00 1.0000000000		$528,672,000.00 1.0000000000

	vi	B Note Balance B Note Pool Factor	78442GHV1	$46,079,000.00 1.0000000000		$46,079,000.00 1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance		$3,245,368.85
	ii	Deposits to correct Shortfall		$—
	iv	Total Reserve Account Balance Available		$3,245,368.85

	v	Required Reserve Account Balance		$2,913,164.07
	vi	Shortfall Carried to Next Period		$—
	vii	Excess Reserve — Release to Waterfall		$332,204.78
	viii	Ending Reserve Account Balance		$2,913,164.07

XI. 2003-9 Historical Pool Information

			6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	8/7/03-11/30/03
Beginning Student Loan Portfolio Balance			$1,280,661,936.70	$1,328,520,154.45	$1,403,894,860.28	$1,492,161,862.73

	Student Loan Principal Activity
	i	Regular Principal Collections	$130,294,935.94	$45,465,549.29	$76,792,921.96	$73,675,509.63
	ii	Principal Collections from Guarantor	5,489,741.70	4,686,261.24	1,791,515.22	962,782.61
	iii	Principal Reimbursements	95,267.64	105,259.00	118,976.59	17,205,029.03
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$135,879,945.28	$50,257,069.53	$78,703,413.77	$91,843,321.27
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$95,853.40	$85,397.31	$34,015.65	$428,590.69
	ii	Capitalized Interest	(4,254,600.56)	(2,484,249.10)	(3,362,723.60)	(4,008,009.89)

	iii	Total Non-Cash Principal Activity	$(4,158,747.16)	$(2,398,851.79)	$(3,328,707.95)	$(3,579,419.20)
(-)	Total Student Loan Principal Activity		$131,721,198.12	$47,858,217.74	$75,374,705.82	$88,263,902.07

	Student Loan Interest Activity
	i	Regular Interest Collections	$4,240,156.84	$3,525,979.42	$4,019,045.32	$5,346,240.18
	ii	Interest Claims Received from Guarantors	170,980.46	148,327.14	35,538.39	8,747.48
	iii	Collection Fees/Returned Items	37,143.39	26,862.88	20,199.51	13,494.33
	iv	Late Fee Reimbursements	180,902.97	138,836.36	135,774.10	153,652.60
	v	Interest Reimbursements	101,348.57	102,866.46	4,058.11	100,443.93
	vi	Other System Adjustments	—	—	—	—
	vii	Special Allowance Payments	430,396.04	52,583.30	81,961.60	39,139.85
	viii	Subsidy Payments	2,581,325.21	2,796,873.97	3,118,534.82	1,957,786.88

	ix	Total Interest Collections	$7,742,253.48	$6,792,329.53	$7,415,111.85	$7,619,505.25
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(3,060.81)	$(3,688.84)	$(585.63)	$(351,936.13)
	ii	Capitalized Interest	4,254,600.56	2,484,249.10	3,362,723.60	4,008,009.89

	iii	Total Non-Cash Interest Adjustments	$4,251,539.75	$2,480,560.26	$3,362,137.97	$3,656,073.76

	Total Student Loan Interest Activity		$11,993,793.23	$9,272,889.79	$10,777,249.82	$11,275,579.01
(=)	Ending Student Loan Portfolio Balance		$1,148,940,738.57	$1,280,661,936.70	$1,328,520,154.45	$1,403,897,960.66
(+)	Interest to be Capitalized		$16,324,887.71	$17,485,603.83	$16,025,036.89	$15,333,910.83

(=)	TOTAL POOL		$1,165,265,626.28	$1,298,147,540.53	$1,344,545,191.34	$1,419,231,871.49

(+)	Reserve Account Balance		$2,913,164.07	$3,245,368.85	$3,361,362.98	$3,548,079.68

(=)	Total Adjusted Pool		$1,168,178,790.35	$1,301,392,909.38	$1,347,906,554.32	$1,422,779,951.17

XII. 2003-9 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Dec-03	$1,419,240,447	14.84%

Mar-04	$1,344,545,191	15.92%

Jun-04	$1,298,147,541	14.24%

Sep-04	$1,165,265,626	18.84%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.